Exhibit 10.1

First Western Financial, Inc.
NEO Discretionary Incentive Compensation Plan
Plan Overview and Description

Purpose:         To provide financial incentives to Named Executive Officers (“NEO” or “Participant”) that align with the short-term and long- term goals of First Western Financial, Inc. (“Company”). This NEO
Discretionary Incentive Compensation Plan (“Plan”) provides a direct link between eligible Participant’s compensation and the Company’s annual performance. The purpose of the Plan is to motivate the
Company’s eligible senior executive officers to improve shareholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance, and help attract and retain key associates.

Plan Period:    January 1st through December 31st of the applicable Plan year.

Plan Description: A participant’s incentive opportunity under the Plan is based upon three factors: satisfaction of pre-established goals for the fiscal year, the Company’s financial performance over the fiscal year, and the participant’s individual performance over the fiscal year.

The Plan awards for the NEOs are based on the Company’s fiscal year performance compared to pre-established goals. While the Plan follows objective payout formulas, the Compensation Committee retains discretion to pay from the formulaic outcome where it believes performance warrants.

Definitions:    Performance Measures & Goals may include, but not be limited to, gross revenues, return on equity, earnings before taxes, operating pre-tax earnings per share, operating pre-tax pre-provision net income, along with qualitative measures. The Compensation Committee and/or, with respect to other NEOs, the Chief Executive Officer will determine which Performance Measures & Goals are applicable for each Plan year.

Gross Revenues - First Western Financial, Inc. fiscal year gross revenues, as is defined on the relevant financial statements.

Return on Equity (“ROE”) - The return provided to shareholders for capital required/provided. Defined as First
Western Financial, Inc. net income / average shareholders’ equity, in each case, as stated on the financial statements as of December 31st of the applicable Plan year.

Earnings Before Taxes (“EBT”) - First Western Financial, Inc. earnings before taxes as stated on the financial statements as of December 31st of the applicable Plan year.

Operating Pre-Tax Earnings Per Share – First Western Financial, Inc. earnings before taxes as stated on the financial statements as of December 31st of the applicable Plan year as adjusted for non-operating items.

Operating Pre-Tax Pre-Provision Net Income – First Western Financial, Inc. earnings before taxes as stated on the financial statements as of December 31st of the applicable Plan year as adjusted for non-operating items and less provision for credit losses.

Plan Design:     Target Opportunity - The percentage of base salary a Participant is eligible to receive as incentive compensation within a fiscal year (the “Target”). If actual results are above or below individual’s Performance Measures and Goal thresholds as set forth on the individual NEO’s Discretionary Incentive Plan and determined by the Compensation Committee and/or Chief Executive Officer,
the payout may be reduced or increased as indicated in the chart. The Target is not a guaranteed bonus.

Payment Timing:    Awards will generally be payable to each Participant as soon as administratively practicable following the Board’s approval of the achievement level for the Performance Measures & Goals for the applicable Plan year, but in all cases on or prior to March 15 of the calendar year following the applicable Plan year. Chief Executive Officer performance calculations may be prepared quarterly and submitted to the Compensation Committee for review.

Administrative Provision of the Plan

Plan Administration: Awards under the Plan are “at-risk” based upon the performance of the Company. Each NEO has a Discretionary Incentive Plan
with an assigned target award opportunity, expressed as a dollar amount. The Discretionary Incentive Plan is individually tailored to the responsibility of the eligible NEO. Certain goals of the Discretionary Incentive Plan are linked to the Company’s annual growth objectives for revenues and earnings. Other goals focus on specific earnings and expense targets that have been determined by the Compensation Committee and/or Chief Executive Officer to be important for a particular Participant to direct his or her attention to. Each performance goal is graded individually and the Discretionary Incentive Plan award represents the total of the achievements on the individual performance goals. The Chief Executive Officer approves all individual Discretionary Incentive
Plans except their own, which is approved by the Compensation Committee. The Compensation Committee continues to review and adjust the metrics utilized in the Plan to ensure continued appropriateness and alignment with the Bank’s strategic goals and interests of shareholders.

Plan Eligibility:    A Participant must remain employed and in good standing on the last day of the calendar year to which the incentive payment relates in order to be eligible to receive payment, except as specified in NEO’s Employment Agreement.

Severability:    The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provision herein.

No Waiver:    The failure by one party to require performance of any provision shall not affect that party’s right to require performance at any time thereafter, nor shall a waiver of any breach or default of this Plan constitute a waiver of any subsequent breach or default or a waiver of the provision itself.

Governing Law:    This Plan shall be construed and enforced in accordance with Colorado law, without regard to principles concerning conflicts of law, and the parties consent to venue in the District Court, City & County of Denver, Colorado.

Employment Agreement: Whereas the Participant and the Company entered into an Employment Agreement, in the event of a conflict between this
Plan and the Employment Agreement, the Employment Agreement shall control.

Tax Withholding:     Any payment or benefit under the Plan is subject to all applicable withholding and other taxes applicable to the entire award, which must be satisfied by Participant in a manner satisfactory to the Company and in accordance with applicable law before any payment is made under this Plan.

Section 409A:    It is intended that the payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the
Internal Revenue Code of 1986, as amended (“Section 409A”). In the event that any award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A.
The Plan shall be interpreted and construed accordingly.

Unfunded Benefit:    No benefit provided under this Plan is subject to the Employee Retirement Income Security Act of 1974, as amended, and all benefits under the Plan are unfunded. No Participant shall have any greater right than the right of a general unsecured creditor of the Company.

Clawback/Recoupment: Awards under this Plan will be subject to the First Western Financial, Inc. Clawback Policy, as may be amended and/or restated
from time to time (the “Clawback Policy”) and any other compensation clawback or recoupment policy that the Compensation
Committee has adopted or is required to adopt pursuant to the listing standards of any national securities exchange on which the
Company’s securities are listed or as is otherwise required by applicable law. Participant acknowledges that the awards under this
Plan may be forfeited and/or recouped by the Company in accordance with the Clawback Policy or other clawback or recoupment policy.

Knowing and Voluntary Consent:
Participant has read this Plan carefully and knows and understands the contents of the Plan. Participant represents and agrees that he/she fully understands his/her right to discuss all aspects of this Plan with an attorney, that he/she has carefully read and fully understands all of the provisions of this Plan, and that he/she voluntarily accepts this Plan.

NEO	COMPANY

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